U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Interim Chief Financial Officer

On July 19, 2020, Akers Biosciences, Inc. (the “Company”) and Howard R. Yeaton, the Company’s Interim Chief Financial Officer, agreed by mutual understanding that Mr. Yeaton’s employment as an officer and employee of the Company will cease as of August 19, 2020, in accordance with the terms of his employment agreement with the Company dated January 6, 2020, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2020.

Appointment of Chief Financial Officer

On July 21, 2020, the Company entered into a CFO Consulting Agreement (the “Consulting Agreement”) with Brio Financial Group (“Brio”), pursuant to which the Company appointed Mr. Stuart Benson as Chief Financial Officer, effective August 19, 2020, with a term ending June 30, 2021. Pursuant to the Consulting Agreement, the Company will pay Brio an initial retainer fee of $7,500 and a fixed monthly payment of $13,500, commencing August 15, 2020. The Company will also be billed for travel and other out-of-pocket costs, such as report production, postage, etc.

Mr. Benson, age 59, joined Brio in January 2020 and currently chairs their CFO Advisory practice. Prior to joining Brio, he founded AB20 Financial Group, a professional finance services company in March 2019, and served as CFO of Helios and Matheson Analytics from September 2016 until March 2019. From December 2008 through August 2016, Mr. Benson was Senior Vice President of Finance for A+E Network’s International division, where he oversaw finance, accounting, reporting, and strategic planning. From 1997 to 2008, Mr. Benson held various executive leadership positions at Sundance Channel, LLC, including serving as Chief Financial Officer from 2006 through 2008, during which time he was instrumental in guiding a successful sale of the business. Mr. Benson holds a Bachelor of Science degree from the University of Maryland and is a member of the N.J. State Society of CPAs and the American Institute of CPAs.

There is no arrangement or understanding between Mr. Benson and any other persons pursuant to which Mr. Benson was selected as an officer.

There are no family relationships between Mr. Benson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Benson had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The description of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	CFO Consulting Agreement, dated as of July 21, 2020, between Akers Biosciences, Inc. and Brio Financial Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: July 22, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director